HEI Exhibit 99

November 4, 2016

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Manager, Investor Relations &	E-mail: ir@hei.com
Strategic Planning

HAWAIIAN ELECTRIC INDUSTRIES REPORTS
THIRD QUARTER 2016 EARNINGS

GAAP Diluted Earnings Per Share (EPS) of $1.17;
Includes Merger-Related Net Income of $0.59
Merger Termination Payment Will Help Support Utility Investments
Core EPS1 of $0.58

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2016 of $127.1 million and diluted earnings per share (EPS) of $1.17 compared to $50.7 million and EPS of $0.47 for the third quarter of 2015. Financial results for the third quarter of 2016 include the one-time increase to net income of $63.8 million related to the recently terminated merger with NextEra Energy, Inc. and related spin-off of ASB Hawaii, Inc., as compared to $1.7 million net expense in the third quarter of 2015. Excluding these items, core earnings1 for the third quarter of 2016 were $63.3 million and core EPS1 of $0.58 compared to $52.4 million and $0.49 respectively for the third quarter of 2015.
“The NextEra Energy termination payment will support HEI's investments in our community and projects our utility is undertaking to reliably integrate more renewable energy for its customers. Through the first nine months of this year, Hawaiian Electric invested $230 million in local infrastructure projects to modernize the electric grid and to reliably integrate more renewable energy, moving us closer to our renewable energy goals. And in October, Hawaiian Electric marked its 125th year of serving the people of Hawaii. At American Savings Bank, we continued to deliver solid earnings growth and strong year-to-date annualized deposit growth of 9.4%,” said Constance H. Lau, HEI president and chief executive officer.
_________________
1 Non-GAAP measure which excludes fees, reimbursements and other related costs to the recently terminated merger between HEI and NextEra Energy, Inc. and the terminated spin-off of ASB Hawaii, Inc. and costs related to the recently terminated LNG contract which required PUC approval of the merger with NextEra Energy, Inc. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
November 4, 2016

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s2 net income for the third quarter of 2016 was $47.0 million compared to $43.0 million in the third quarter of 2015. The increase was largely due to the non-recurrence of one-time items recorded in 2015.
O&M expenses were $5 million (after-tax) lower compared to the prior year quarter as the third quarter of 2015 was impacted by one-time items including the $3 million after-tax adjustment for enterprise resource planning software costs. In addition, third quarter 2016 O&M costs were $2 million (after-tax) lower due to fewer overhauls performed.
Lower O&M expenses were partially offset by $1 million higher depreciation expense as a result of increased investments for improved customer reliability and greater system efficiency, and the integration of more renewable energy.
Net revenues were relatively flat as $2 million (after-tax) higher recovery of costs for clean energy and reliability investments were offset by $2 million (after-tax) lower fuel efficiency.

AMERICAN SAVINGS BANK EARNINGS
    American Savings Bank’s (American) net income for the third quarter of 2016 was $15.1 million compared to $13.3 million in the second (or linked) quarter of 2016 and $13.5 million in the third quarter of 2015. Third quarter 2016 net income was $1.8 million higher than the linked quarter primarily driven by $2 million (after-tax) higher revenues due to higher noninterest income and net interest income, partially offset by higher provision for loan losses.
Compared to the third quarter of 2015, net income improved by $1.7 million primarily driven by $2 million (after-tax) higher net interest income due to growth in the commercial real estate and consumer loan portfolios. Higher net interest income was partially offset by higher provision for loan losses.

_________________
Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

[2]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc.
November 4, 2016

Total loans were $4.7 billion at September 30, 2016, essentially flat compared to the linked quarter and increased $118 million year-to-date 2016. Year-to-date annualized loan growth was 3.4%, on track for American’s target of mid-single digit loan growth for the full year.
Total deposits were $5.4 billion at September 30, 2016, an increase of $149 million and $355 million in the third quarter and year-to-date 2016, respectively. Year-to-date annualized deposit growth of 9.4% was primarily driven by the $190 million (5.6% year-to-date annualized) increase in low-cost core deposits. Average cost of funds remained low at 0.24% for the third quarter of 2016, 1 basis point higher than the linked quarter and 2 basis points higher than the prior year quarter.
Overall, American achieved solid profitability in the third quarter of 2016 with a return on average equity of 10.4% and a return on average assets of 0.97%.
For additional information, refer to the American news release issued on October 28, 2016.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net income (loss) were $65.1 million net income in the third quarter of 2016 compared to ($5.8) million net loss in the third quarter of 2015. Excluding one-time merger-related items of $63.8 million net income in the third quarter of 2016 and $1.7 million net expenses in the third quarter of 2015, the holding and other companies’ net income (loss) in the third quarter of 2016 and 2015 were $1.2 million net income and ($4.1) million net loss, respectively. The holding company’s third quarter 2016 results included favorable tax adjustments as HEI moved out of a federal net operating loss position, enabling the recognition of tax benefits.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its third quarter of 2016 earnings on Friday, November 4, 2016, at 11:00 a.m. Hawaii time (5:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (888) 317-6016. International parties may listen to the conference by calling (412) 317-6016 or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations

Hawaiian Electric Industries, Inc.
November 4, 2016

section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through November 18, 2016, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10094997.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 12 and 13 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the

Hawaiian Electric Industries, Inc.
November 4, 2016

industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2015, HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2016	2015	2016	2015
Revenues
Electric utility	$572,253	$648,127	$1,549,700	$1,779,732
Bank	73,708	69,091	213,297	199,222
Other	94	(42)	262	(4)
Total revenues	646,055	717,176	1,763,259	1,978,950
Expenses
Electric utility	482,441	565,470	1,333,876	1,573,278
Bank	50,981	48,289	150,752	138,063
Other	7,191	6,322	18,883	28,278
Total expenses	540,613	620,081	1,503,511	1,739,619
Operating income (loss)
Electric utility	89,812	82,657	215,824	206,454
Bank	22,727	20,802	62,545	61,159
Other	(7,097)	(6,364)	(18,621)	(28,282)
Total operating income	105,442	97,095	259,748	239,331
Merger termination fee	90,000	—	90,000	—
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,365)	(19,229)	(56,792)	(57,235)
Allowance for borrowed funds used during construction	854	737	2,276	1,918
Allowance for equity funds used during construction	2,274	2,057	6,010	5,366
Income before income taxes	179,205	80,660	301,242	189,380
Income taxes	51,592	29,516	96,203	70,406
Net income	127,613	51,144	205,039	118,974
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$127,142	$50,673	$203,622	$117,557
Basic earnings per common share	$1.17	$0.47	$1.89	$1.11
Diluted earnings per common share	$1.17	$0.47	$1.88	$1.11
Dividends per common share	$0.31	$0.31	$0.93	$0.93
Weighted-average number of common shares outstanding	108,268	107,457	107,951	106,067
Adjusted weighted-average shares	108,472	107,738	108,171	106,347
Net income (loss) for common stock by segment
Electric utility	$46,974	$43,006	$108,198	$102,721
Bank	15,104	13,451	41,062	39,777
Other	65,064	(5,784)	54,362	(24,941)
Net income for common stock	$127,142	$50,673	$203,622	$117,557
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$125,473	$55,103	$212,861	$122,918
Return on average common equity (twelve months ended)[1]			12.3%	8.1%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2016 and 2015 returns on average common equity (twelve months ended September 30) were 9.5% and 9.1%.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$284,355	$300,478
Accounts receivable and unbilled revenues, net	250,076	242,766
Available-for-sale investment securities, at fair value	996,984	820,648
Stock in Federal Home Loan Bank, at cost	11,218	10,678
Loans receivable held for investment, net	4,675,901	4,565,781
Loans held for sale, at lower of cost or fair value	26,743	4,631
Property, plant and equipment, net of accumulated depreciation of $2,416,937 and $2,339,319 at the respective dates	4,532,556	4,377,658
Regulatory assets	879,775	896,731
Other	459,187	480,457
Goodwill	82,190	82,190
Total assets	$12,198,985	$11,782,018
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$134,176	$138,523
Interest and dividends payable	27,115	26,042
Deposit liabilities	5,380,721	5,025,254
Short-term borrowings—other than bank	—	103,063
Other bank borrowings	265,388	328,582
Long-term debt, net—other than bank	1,579,065	1,578,368
Deferred income taxes	721,470	680,877
Regulatory liabilities	400,479	371,543
Contributions in aid of construction	525,491	506,087
Defined benefit pension and other postretirement benefit plans liability	572,933	589,918
Other	489,466	471,828
Total liabilities	10,096,304	9,820,085
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 108,503,210 shares and 107,460,406 shares at the respective dates	1,657,421	1,629,136
Retained earnings	427,990	324,766
Accumulated other comprehensive loss, net of tax benefits	(17,023)	(26,262)
Total shareholders’ equity	2,068,388	1,927,640
Total liabilities and shareholders’ equity	$12,198,985	$11,782,018
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(dollars in thousands, except per barrel amounts)	2016	2015	2016	2015
Revenues	$572,253	$648,127	$1,549,700	$1,779,732
Expenses
Fuel oil	128,624	195,633	334,263	518,670
Purchased power	157,750	160,518	412,667	445,809
Other operation and maintenance	94,789	103,653	298,260	306,519
Depreciation	46,759	44,356	140,300	132,840
Taxes, other than income taxes	54,519	61,310	148,386	169,440
Total expenses	482,441	565,470	1,333,876	1,573,278
Operating income	89,812	82,657	215,824	206,454
Allowance for equity funds used during construction	2,274	2,057	6,010	5,366
Interest expense and other charges, net	(17,323)	(16,557)	(49,734)	(49,170)
Allowance for borrowed funds used during construction	854	737	2,276	1,918
Income before income taxes	75,617	68,894	174,376	164,568
Income taxes	28,145	25,390	64,682	60,351
Net income	47,472	43,504	109,694	104,217
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	47,244	43,276	109,008	103,531
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$46,974	$43,006	$108,198	$102,721
Comprehensive income attributable to Hawaiian Electric	$47,125	$43,010	$108,610	$102,732
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,800	1,874	4,982	5,016
Hawaii Electric Light	277	282	795	792
Maui Electric	295	312	836	848
	2,372	2,468	6,613	6,656
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	72.3	74.9	69.8	70.2
Cooling degree days (Oahu)	1,496	1,711	3,637	3,687
Average fuel oil cost per barrel	$57.72	$81.35	$52.06	$79.13

			Twelve months ended September 30
			2016	2015
Return on average common equity (%) (simple average)
Hawaiian Electric			7.94	7.95
Hawaii Electric Light			8.46	6.30
Maui Electric			8.45	9.21
Hawaiian Electric Consolidated[1]			8.11	7.86
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2016 and 2015 returns on average common equity (twelve months ended September 30) were 8.2% and 7.9%.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	September 30, 2016	December 31, 2015
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$53,175	$52,792
Plant and equipment	6,483,562	6,315,698
Less accumulated depreciation	(2,343,601)	(2,266,004)
Construction in progress	236,608	175,309
Utility property, plant and equipment, net	4,429,744	4,277,795
Nonutility property, plant and equipment, less accumulated depreciation of $1,231 and $1,229 at respective dates	7,374	7,272
Total property, plant and equipment, net	4,437,118	4,285,067
Current assets
Cash and cash equivalents	22,977	24,449
Customer accounts receivable, net	134,418	132,778
Accrued unbilled revenues, net	95,167	84,509
Other accounts receivable, net	4,629	10,408
Fuel oil stock, at average cost	64,480	71,216
Materials and supplies, at average cost	57,356	54,429
Prepayments and other	35,645	36,640
Regulatory assets	74,681	72,231
Total current assets	489,353	486,660
Other long-term assets
Regulatory assets	805,094	824,500
Unamortized debt expense	267	497
Other	68,994	75,486
Total other long-term assets	874,355	900,483
Total assets	$5,800,826	$5,672,210
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,805,327 shares)	$105,388	$105,388
Premium on capital stock	578,921	578,930
Retained earnings	1,081,081	1,043,082
Accumulated other comprehensive income, net of income taxes	1,337	925
Common stock equity	1,766,727	1,728,325
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,279,327	1,278,702
Total capitalization	3,080,347	3,041,320
Current liabilities
Short-term borrowings from affiliates	21,000	—
Accounts payable	107,497	114,846
Interest and preferred dividends payable	25,934	23,111
Taxes accrued	167,276	191,084
Regulatory liabilities	2,987	2,204
Other	56,753	54,079
Total current liabilities	381,447	385,324
Deferred credits and other liabilities
Deferred income taxes	714,559	654,806
Regulatory liabilities	397,492	369,339
Unamortized tax credits	87,794	84,214
Defined benefit pension and other postretirement benefit plans liability	535,912	552,974
Other	77,784	78,146
Total deferred credits and other liabilities	1,813,541	1,739,479
Contributions in aid of construction	525,491	506,087
Total capitalization and liabilities	$5,800,826	$5,672,210
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2016	June 30, 2016	September 30, 2015	2016	2015
Interest and dividend income
Interest and fees on loans	$50,444	$49,690	$46,413	$148,571	$137,646
Interest and dividends on investment securities	4,759	4,443	4,213	14,219	10,570
Total interest and dividend income	55,203	54,133	50,626	162,790	148,216
Interest expense
Interest on deposit liabilities	1,871	1,691	1,355	5,154	3,881
Interest on other borrowings	1,464	1,467	1,515	4,416	4,468
Total interest expense	3,335	3,158	2,870	9,570	8,349
Net interest income	51,868	50,975	47,756	153,220	139,867
Provision for loan losses	5,747	4,753	2,997	15,266	5,436
Net interest income after provision for loan losses	46,121	46,222	44,759	137,954	134,431
Noninterest income
Fees from other financial services	5,599	5,701	5,639	16,799	16,544
Fee income on deposit liabilities	5,627	5,262	5,883	16,045	16,622
Fee income on other financial products	2,151	2,207	2,096	6,563	6,088
Bank-owned life insurance	1,616	1,006	1,021	3,620	3,062
Mortgage banking income	2,347	1,554	1,437	5,096	5,327
Gains on sale of investment securities, net	—	598	—	598	—
Other income, net	1,165	288	2,389	1,786	3,363
Total noninterest income	18,505	16,616	18,465	50,507	51,006
Noninterest expense
Compensation and employee benefits	22,844	21,919	22,728	67,197	66,813
Occupancy	3,991	4,115	4,128	12,244	12,250
Data processing	3,150	3,277	3,032	9,599	9,101
Services	2,427	2,755	2,556	8,093	7,730
Equipment	1,759	1,771	1,608	5,193	4,999
Office supplies, printing and postage	1,483	1,583	1,511	4,431	4,297
Marketing	747	899	934	2,507	2,619
FDIC insurance	907	913	809	2,704	2,393
Other expense	4,591	5,382	5,116	13,948	14,076
Total noninterest expense	41,899	42,614	42,422	125,916	124,278
Income before income taxes	22,727	20,224	20,802	62,545	61,159
Income taxes	7,623	6,939	7,351	21,483	21,382
Net income	$15,104	$13,285	$13,451	$41,062	$39,777
Comprehensive income	$13,176	$16,051	$17,678	$49,537	$44,540
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.97	0.86	0.92	0.89	0.92
Return on average equity	10.36	9.22	9.73	9.50	9.69
Return on average tangible common equity	12.06	10.75	11.43	11.07	11.4
Net interest margin	3.57	3.58	3.53	3.59	3.52
Efficiency ratio	59.54	63.05	64.06	61.81	65.11
Net charge-offs to average loans outstanding	0.20	0.15	0.10	0.19	0.08
As of period end
Nonperforming assets to loans outstanding and real estate owned	1.12	1.02	1.00
Allowance for loan losses to loans outstanding	1.24	1.16	1.06
Tangible common equity to tangible assets	8.03	8.15	8.23
Tier-1 leverage ratio	8.6	8.7	8.8
Total capital ratio	13.3	13.2	13.4
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.0	$9.0	$7.5
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	September 30, 2016		December 31, 2015

Assets
Cash and due from banks		$109,591		$127,201
Interest-bearing deposits		103,989		93,680
Available-for-sale investment securities, at fair value		996,984		820,648
Stock in Federal Home Loan Bank, at cost		11,218		10,678
Loans receivable held for investment		4,734,638		4,615,819
Allowance for loan losses		(58,737)		(50,038)
Net loans		4,675,901		4,565,781
Loans held for sale, at lower of cost or fair value		26,743		4,631
Other		330,054		309,946
Goodwill		82,190		82,190
Total assets		$6,336,670		$6,014,755
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,570,613		$1,520,374
Deposit liabilities–interest-bearing		3,810,108		3,504,880
Other borrowings		265,388		328,582
Other		106,396		101,029
Total liabilities		5,752,505		5,454,865
Common stock		1		1
Additional paid in capital		342,234		340,496
Retained earnings		250,726		236,664
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$5,965		$(1,872)
Retirement benefit plans	(14,761)	(8,796)	(15,399)	(17,271)
Total shareholder’s equity		584,165		559,890
Total liabilities and shareholder’s equity		$6,336,670		$6,014,755

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings is limited to the fees, reimbursements costs and associated taxes related to the recently terminated merger between HEI and NextEra Energy, Inc., and the cancelled spin-off of ASB Hawaii, Inc., and the recently terminated liquefied natural gas (LNG) contract which required the Hawaii Public Utilities Commission approval of the merger with NextEra Energy, Inc. For more information on the transactions, see HEI’s Form 8-K filed on July 18, 2016 and HEI’s Form 8-K filed on July 19, 2016, respectively. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the terminated merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Three months ended September 30		Nine months ended September 30
($ in millions, except per share amounts)	2016	2015	2016	2015
HEI CONSOLIDATED (INCOME) EXPENSES RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY AND CANCELLED SPIN-OFF OF ASB HAWAII
Pre-tax (income) expenses	$(88.5)	$1.8	$(84.9)	$15.7
Current income taxes (benefits)	24.7	(0.1)	24.7	(2.1)
After-tax (income) expenses	$(63.8)	$1.7	$(60.3)	$13.6
HEI CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$3.4	$—
Current income taxes (benefits)	—	—	(1.3)	—
After-tax (income) expenses	$—	$—	$2.1	$—
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$127.1	$50.7	$203.6	$117.6
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	(63.8)	1.7	(60.3)	13.6
Costs related to the terminated LNG contract[2]	—	—	2.1	—
Non-GAAP (core) net income	$63.3	$52.4	$145.4	$131.1
HEI CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
GAAP (as reported)	$1.17	$0.47	$1.88	$1.11
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	(0.59)	0.02	(0.56)	0.13
Costs related to the terminated LNG contract[2]	—	—	0.02	—
Non-GAAP (core) diluted earnings per common share	$0.58	$0.49	$1.34	$1.23
			Twelve months ended September 30
			2016	2015
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			12.3%	8.1%
Based on non-GAAP (core)[3]			9.5%	9.1%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited	Three months ended September 30		Nine months ended September 30
($ in millions)	2016	2015	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY
Pre-tax expenses	$—	$—	$0.1	$0.4
Current income taxes (benefits)	—	—	—	(0.2)
After-tax expenses	$—	$—	$0.1	$0.3
HAWAIIAN ELECTRIC CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$3.4	$—
Current income taxes (benefits)	—	—	(1.3)	—
After-tax expenses	$—	$—	$2.1	$—
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$47.0	$43.0	$108.2	$102.7
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy	—	—	0.1	0.3
Costs related to the terminated LNG contract[2]	—	—	2.1	—
Non-GAAP (core) net income	$47.0	$43.0	$110.3	$103.0

			Twelve months ended September 30
			2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			8.11%	7.86%
Based on non-GAAP (core)[3]			8.24%	7.88%

	Three months ended September 30		Nine months ended September 30
($ in millions)	2016	2015	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$94.8	$103.7	$298.3	$306.5
Excluding O&M-related net income neutral items[4]	1.4	1.9	4.6	5.4
Excluding costs related to the terminated merger with NextEra Energy	—	—	0.1	0.4
Excluding costs related to the terminated LNG contract[2]	—	—	3.4	—
Non-GAAP (Adjusted other O&M expense)	$93.4	$101.8	$290.2	$300.7
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity
[4] Expenses covered by surcharges or by third parties recorded in revenues